                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 16, 1999
                                                  -----------------

                         AK STEEL HOLDING CORPORATION
                         ----------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                   File No. 1-13696            31-1401455
    ---------------        ---------------------------     -----------------
    (State or other          (Commission file number)        (IRS employer
    jurisdiction of                                          identification
    incorporation)                                               number)


            703 Curtis Street, Middletown, Ohio                   45043
         ----------------------------------------              -----------
       (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:  513-425-5000
                                                     ------------

                                Not Applicable
               -------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

On September 30, 1999, Armco Inc. was merged with and into AK Steel Corporation in a business combination involving the exchange of AK Steel Holding Corporation common stock for Armco Inc. common stock. The merger is accounted for as a pooling of interests. In accordance with the definitive merger agreement, this report sets forth financial information for post-merger combined operations from October 1, 1999 through October 31, 1999.

For the one-month period, AK Steel recorded a net loss of $8.9 million, including merger-related costs and special charges of $27.6 million on a pre-tax basis, or $21.5 million after tax. Excluding these merger-related costs and special charges, AK Steel earned $12.6 million. The merger-related costs and special charges consisted, principally, of payments required by change of control provisions in Armco's benefit plans. Revenues for October 1999 totaled $355.0 million.

The above results are not necessarily indicative of results for either the fourth quarter or full year of 1999.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

None.

                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    AK STEEL HOLDING CORPORATION
                    /s/ Brenda S. Harmon
                    ------------------------------------------
                    Brenda S. Harmon
                    Secretary



Dated: November 16, 1999

                                       3